FAB PROVIDES UPDATE ON INTERNAL INVESTIGATION AND

NYSE MKT DELISTING PROCEEDINGS

FAB Universal (NYSE MKT: FU) (“FAB” or the “Company”), a worldwide distributor of digital media and entertainment, today announced the completion of the investigation of allegations raised by short sellers and repeated in civil complaints.  On March 5, 2014, the Company announced that the Board of Directors had engaged Loeb & Loeb LLP (“Loeb”), which in turn retained FTI Consulting, Inc. and FTI Investigations LLC (collectively, “FTI”) as independent investigators, to investigate allegations that  the Company’s kiosk business was overstated and  that licensees were offered guaranteed returns.  In addition, Loeb investigated allegations that the kiosks offered pirated content, that a subsidiary engaged in an undisclosed bond offering in the People’s Republic of China, and that the Chairman held an undisclosed controlling interest in the company that provided maintenance and other services to the kiosks located in Beijing.

Summary of Major Findings:

The allegations are specifically delineated in the reports and complaints.  The following is a summary of the major findings of the investigation, keyed to those allegations:

•

Cash in Banks Confirmed.  FTI obtained direct bank confirmations or statements from the two banks holding more than 95% of the Company’s cash.  The balances as of December 31, 2013 agreed with FAB’s financial records.

•

No Evidence of Overstatement of Number of Kiosks in Beijing.  The short sellers and litigants allege that FAB has overstated the number of kiosks that it has deployed in Beijing.  One short seller claimed that he could find only a handful of kiosks from which a patron could download movies or music.  FTI and Loeb conducted two rounds of surveys within Beijing in order to determine whether FAB’s statement that 3,954 kiosks had been deployed in Beijing was accurate.  FTI and Loeb were provided a complete list, prepared by Huzhong Culture (“Huzhong”), the company that maintained the kiosks, of all such kiosks.  FTI determined sample sizes for each round of the surveys to provide a greater than 95% certainty rate.  Based on the combined results of the two surveys, Loeb and FTI determined that the Company’s disclosure of the number of kiosks deployed in Beijing was reliable because in the first round approximately 75% of the kiosks were located and in the second round, employing additional procedures to locate the proper address at which the kiosk could be located, 96% of kiosks were located.  Almost all of the kiosks found in the survey derived revenue from goods or services, primarily advertising, unrelated to the sale of downloadable content.  While the Company recognizes that some confusion may have resulted from the fact that it refers to all of its kiosks, even those that do not offer content for download, as Intelligent Media Kiosks or 5C kiosks, only approximately .3% (three tenths of one percent) of the Company’s revenue comes from download fees, which is consistent with the Company’s financial records. The Company has not yet been able to renew the maintenance contract with

Huzhong for the kiosks, which lapsed last year, and learned from the surveys that many of the kiosks did not function, either because of their condition or because they were not plugged in.  The Company intends to address the situation as soon as practicable.

•

No Evidence of Overstatement of Number of Kiosk Licenses Outside of Beijing.  Outside of Beijing, the acquisition, placement, revenue generation, and maintenance of kiosks is exclusively the responsibility of the licensee, working with the regional agent.  FAB’s sole financial interest in those kiosks is the license with the licensee.  Loeb confirmed the existence of the 12,866 licenses signed by licensees regarding kiosks for placement outside of Beijing and Loeb and FTI interviewed a sample of licensees.

•

Confirmation of Copyrighted Content on Kiosks.  The short sellers and litigants claim that kiosks contain pirated content, contrary to representations to the contrary by FAB.  Loeb confirmed that the Company had obtained rights to a large amount of content offered on the small number of kiosks from which patrons could download that content, and that FAB thus had rights to the vast majority of the offered content.  There was credible evidence, however, that a small number of the kiosks offered some pirated content, and the Company is taking steps to ensure that kiosks under its control are free from such content.  In addition, although this fact indicates the need to address some personnel issues within FAB, it is not considered a material financial issue since, as noted above, the Company does not rely in any material way on the small amount of revenue generated by download fees, which constitutes only approximately .3% (three tenths of one percent) of total revenue.

•

No Evidence That Any Licensee Was Guaranteed a Return.  The short sellers and litigants claim that the Company enticed potential licensees with a “more-than-your-money-back” guarantee of profitability, which might be a hallmark of fraud.  The basis for the allegation is a videotape of one person, claiming to be the head of franchisee sales for FAB, offering persons posing as prospective licensees such a guarantee.  That person  was and is not, in fact, the director of franchisee sales or even an employee of the Company and was not authorized to make any such offer on behalf of FAB.  The Company has commenced legal action against that individual in China.  In addition, Loeb found no such guarantee in any of the licenses and found no evidence that any licensee had ever sought the benefits of such a guarantee.  In addition to reviewing a sample of licenses, Loeb and FTI interviewed licensees of more than 400 kiosks, none of whom indicated that they had received such a guarantee.

•

The Proceeds of the Undisclosed Bond Offering Have Been Identified and Transferred into the Custody of the Company’s Primary Bank.  The Company previously acknowledged that its subsidiary conducted a bond offering in China shortly after FAB became a public company and that it did not disclose the offering in its public filings in the United States.  As discussed below, the Company is consulting with experts to address the circumstances that led to the undisclosed offering.  FTI and Loeb confirmed through visits to the Company’s banks that an amount equal to the proceeds of the offering was held by a bank and that, as directed by the Company’s Board of Directors, those proceeds were transferred to and are now held by the Industrial and Commercial Bank of China.

•

No Evidence that FAB’s Chairman has an Undisclosed Controlling Interest (or any Interest) in Huzhong. Huzhong is the entity that historically has maintained the kiosks in Beijing.  It also is a significant owner of kiosks.  The short sellers and litigants allege that the Company’s Chairman, Mr. Zhang Hongcheng, controls Huzhong and that the business relationship between FAB and Huzhong is an undisclosed, related party transaction.  The basis of the claim is a single sentence in the bond offering prospectus to the effect that Mr. Zhang “is the actual controller of our company, FAB culture, FAB Group and Huzhong Company.”  The prospectus was prepared by a third party, not the Company, but was signed by the Chairman.  Both the Chairman and a representative of Huzhong have stated, in writing, that the statement is an error.  Loeb has found no other evidence to indicate that the statement is true, and neither the short sellers nor the litigants have offered any; nor have the short sellers or the litigants claimed that the business arrangement between the Company and Huzhong unduly benefits Huzhong or Mr. Zhang.  As a result, Loeb credited the statements of Mr. Zhang and the representative of Huzhong.

Loeb acknowledged the cooperation of the Company, which made available to the investigators personnel, documents, facilities, and access to licensees and regional agents.  The Company believes that the investigation, which used the services of a team of independent professionals and involved the review of documents and the conduct of interviews, has been extensive and thorough.  Nonetheless, the Company recognizes that additional matters may come to its attention and that additional information may need to be reviewed.

Recommendations to Management in Response to Investigation

As a result of the findings, the Company is implementing a number of corrective measures, including:

•

Adoption of additional internal controls to prevent future undisclosed transactions.

•

Prosecution of the lawsuit against the individual posing as director of franchisee sales.

•

Investigation of the presence of pirated content on kiosks.

•

Change of focus of the platforms from which the Company delivers copyrighted content.

Christopher Spencer, CEO of FAB, stated: “While the Company concluded based on the findings of the investigation that the majority of the allegations were without merit, this process has brought to our attention matters that must be addressed and remedied, and the Company is dedicated to doing so.  We look forward to improving the Company as our business model evolves along with the technology that drives it.”

As previously announced, on April 28, 2014, the Staff of NYSE Regulation (the “Staff”) issued a letter to the Company indicating that its common stock was subject to being delisted from the NYSE MKT exchange (the “NYSE MKT”) because the Company had not timely filed its Form 10-K for the fiscal year ended December 31, 2013.  In response, the Company requested a hearing before an independent Listing Qualifications Panel (the “Panel”). The hearing was scheduled for July 16, 2014.  Prior to July 16, 2014, the Company filed its Form 10-K for the fiscal year ended December 31, 2013 and its Form 10-Q for the quarter ended March 31, 2014.

In response, the Staff determined to adjourn the hearing pending the receipt and review of additional information relating to the above referenced investigation. On August 11, 2014, the Staff issued a letter to the Company indicating that the Staff had determined to convert the trading halt to a trading suspension and to commence proceedings to delist the Company’s common stock from the NYSE MKT.  As a result, the Company’s common stock began trading over-the-counter under the symbol FABU on August 12, 2014. The Staff’s determination was based on their finding, pursuant to Section 1003(f)(ii) of the NYSE MKT Company Guide, that the Company or its management may have engaged in operations which, in the opinion of Staff, are contrary to the public interest.  Accordingly, the Company again has the right to appeal the Staff’s determination to the Panel. Given the Company’s disagreement with the Staff’s determination, the Company intends to promptly request a hearing before the Panel. While trading will remain suspended on the NYSE MKT and continue in the over-the-counter market, the Company’s common stock will remain “listed” on the NYSE MKT until the conclusion of the NYSE MKT appeal process.

About FAB Universal Corp.

FAB Universal Corp. is in the business of digital media entertainment sales and distribution through three business units: Digital Media Services, Retail Media Sales and Wholesale Media Distribution. FAB is a publicly held Pittsburgh based company, with thousands of shareholders and a world-class team. Visit us on the web at www.fabuniversal.com, email us at contact@fabuniversal.com.

Legal Notice

Legal Notice Regarding Forward-Looking Statements: “Forward-looking Statements” as defined in the Private Securities litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services or changes in our business strategies.

Contact:

Greg Jakub

412-621-0902